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                                 Exhibit No. 11

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                                 EXHIBIT NO. 11

                       ANALYSTS INTERNATIONAL CORPORATION

                       COMPUTATION OF NET INCOME PER SHARE
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                                                         Three Months Ended
                                                            September 30
(IN THOUSANDS EXCEPT                                  ---------------------
 PER SHARE AMOUNTS)                                     1995           1994
-------------------                                     ----           ----
PRIMARY:

Weighted average number of common
shares outstanding                                     7,264          7,120

Dilutive stock options after application
of treasury stock method                                 116             72
                                                        ----           ----


Weighted average number of common and
common equivalent shares outstanding                   7,380          7,192
                                                       -----          -----
                                                       -----          -----

Net income                                            $2,809         $2,432
                                                       -----          -----
                                                       -----          -----

Per share amount                                      $  .38         $  .34
                                                       -----          -----
                                                       -----          -----

FULLY DILUTED:

Weighted average number of common
shares outstanding                                     7,264          7,120

Dilutive stock options based on the treasury
stock method using the end of the period market
price, if higher than average market price               134             97
                                                       -----          -----

Weighted average number of common and
common equivalent shares outstanding                   7,398          7,217
                                                       -----          -----
                                                       -----          -----

Net income                                            $2,809         $2,432
                                                       -----          -----
                                                       -----          -----

Per share amount                                      $  .38         $  .34
                                                       -----          -----
                                                       -----          -----
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